POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned trustee of America First Quantitative Funds (the "Trust") constitutes and appoints ANDREW ROGERS and JIM COLANTINO, and each of them, with full power to act without the other, as true and lawful attorneys-in-fact and agents, with full and several power of substitution, on behalf of the Trust and on behalf of the undersigned to take any appropriate action to execute and file with the U.S. Securities and Exchange commission ("Commission") the registration statement on Form N-1A for the Trust and any and all amendments to such registration statement, execute and file any request for exemptive relief from state and federal regulations, execute and file any Rule 24f-2 notices to register shares of the Trust with the Commission, execute and file any registration statement on Form N-14 with the commission and any and all amendments thereto, and perform any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any individual state, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS my hand on this 23th day of February, 2015.

NAME	TITLE
/s/ Michael A. Gunning
Michael A. Gunning	Trustee

ACKNOWLEDGMENT

STATE OF CALIFORNIA )

)ss:

COUNTY OF PLACER )

On February 23, 2015 before me, Sharon Nelson, a Notary Public, in and for the State of California, personally appeared Michael A. Gunning who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: /s/ Sharon Nelson

notary seal

Commission # 1967183

Notary Public – California

Placer County

My Comm. Expires 2-18-2016